Exhibit 99.1

Castellum, Inc.’s Subsidiary Specialty Systems, Inc. Adds IT Services for GSA MAS Contract

VIENNA, Va., Oct. 14, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “CTM”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that its subsidiary Specialty Systems, Inc. (“SSI”) has added Special Item Number (“SIN”) 54151S to a new General Services Administration (“GSA”) Multiple Award Schedule (“MAS”) contract. SIN 54151S now allows SSI to bid on competitive contracts related to information technology professional services. It also allows us to onboard our joint venture with SSI’s protégé, Epic Systems, Inc. (“Epic”), to GSA MAS SIN 54151S now that both Epic and SSI have contracts on the 54151S SIN.

“We have been implementing a very specific strategy to ensure we can compete for more full and open opportunities as a large business, while maintaining access to small business set-asides through our mentor-protégé joint ventures. This is another tangible step toward executing that strategy and allowing us to compete in more markets with a wider variety of services. Thanks to the hard work of SSI’s leadership and our CTM professionals, we are now able to compete for information technology opportunities on GSA MAS. We can respond to Requests for Quotations (“RFQs”) and Requests for Proposals (“RFPs”) tied specifically to SIN 54151S. This is also a prerequisite for being able to leverage our joint venture agreements on the GSA MAS schedule,” said Drew Merriman, Chief Operating Officer of Castellum.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from the GSA MAS contract, and related RFQs and RFPs, and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/776a8b3e-4566-4092-8db5-eaa013170c1b